SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of OF 1934

Date of Report (Date of Earliest Event Reported): June 24, 2002 (June 24, 2002)

Micromuse Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-23783	943288385
(Commission File Number)	(IRS Employer Identification Number)

139 Townsend Street
San Francisco, California 94107
(Address of Principal Executive Offices, Including Zip Code)

(415) 343-7600
(Registrant’s Telephone Number, Including Area Code)

Item 5.    Other Events.

On June 24, 2002, Micromuse U.K. Limited, a wholly-owned subsidiary of Registrant, commenced a cash tender offer to acquire all of the issued and to be issued share capital of Riversoft plc for 17.75 pence per share, subject to certain conditions (the “Offer”). In connection with the Offer, certain of Riversoft’s stockholders, including its directors, executed Irrevocable Undertakings under English law pursuant to which they agreed, among other things, to accept the Offer in respect of their entire registered holding of Riversoft shares, amounting to an aggregate of approximately 58.6% of Riversoft’s issued share capital.

Completion of the Offer is subject to certain conditions, including acceptance by Riversoft’s stockholders and other customary closing conditions.

A copy of the Offer Document is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 7.    Financial Statements and Exhibits. Exhibit Number

(a)  Financial Statement of Business Acquired.

Not applicable.

(b)  Pro Forma Financial Information.

Not applicable.

(c)  Exhibits.

99.1	Offer Document, pursuant to which Micomuse U.K. Limited commenced a cash tender offer to acquire all of the issued and to be issued share capital of Riversoft plc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROMUSE INC.
(Registrant)

By:	/s/ James. B. De Golia
Name:	James B. De Golia
Title:	Senior Vice President and Secretary

Date: June 24, 2002

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title
99.1	Offer Document, pursuant to which Micromuse U.K. Limited commenced a cash tender offer to acquire all of the issued and to be issued share capital of Riversoft plc